Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-us.com

FOR IMMEDIATE RELEASE

Capital Bank Announces Financial Results for Second Quarter of 2010

RALEIGH, N.C., July 30, 2010 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported financial results for the second quarter of 2010.

Key Items in Second Quarter of 2010:

•	Regulatory capital ratios were in excess of “well capitalized” levels as of June 30, 2010;
•
Net loss attributable to common shareholders was $14.2 million, or $1.09 per share, in the second quarter of 2010 compared with net income available to common shareholders of $762 thousand, or $0.07 per share, in the second quarter of 2009;

•	Net interest margin increased to 3.25% in the second quarter of 2010 from 3.22% in the first quarter of 2010 and 3.17% in the second quarter of 2009;
•	Nonperforming assets and restructured loans were 5.76% of total assets as of June 30, 2010 compared with 5.67% as of March 31, 2010 and 4.87% as of December 31, 2009;
•	Allowance for loan losses increased to 2.65% of total loans as of June 30, 2010 from 2.12% as of March 31, 2010 and 1.88% as of December 31, 2009;
•	Provision for loan losses increased to $20.0 million in the second quarter of 2010 from $1.7 million in the second quarter of 2009; and
•	Valuation allowance of $3.3 million was recorded against deferred tax assets in the second quarter of 2010.

Key Items in First Half of 2010:

•	Successfully completed $8.5 million private placement offering of common stock and subordinated debt to qualified investors;
•
Net loss attributable to common shareholders was $20.1 million, or $1.60 per share, in the first half of 2010 compared with net loss attributable to common shareholders of $4.3 million, or $0.38 per share, in the first half of 2009;

•	Net interest margin increased to 3.23% in the first half of 2010 from 2.95% in the first half of 2009; and
•	Provision for loan losses increased to $31.8 million in first half of 2010 from $7.7 million in the first half of 2009.

“Our quarterly financial results were again significantly impacted by an elevated provision for loan losses,” stated B. Grant Yarber, president and CEO. “We continue to work aggressively to resolve our problem loans and have experienced success with these efforts. Through our special financing program introduced in mid-2009, we have sold 135 new houses for an aggregate purchase price in excess of $49 million to qualified homeowners. This program has helped to significantly reduce our residential construction portfolio and has provided a boost to our borrowers and the surrounding communities. However, many of our borrowers remain under significant stress from a protracted economic recession that has been more severe than we or most experts ever predicted. Our core operations remain strong, but we anticipate that future increases to our allowance for loan losses and elevated provisions may be necessary as we continue working through this credit cycle.”

Net Interest Income

Net interest income increased by $580 thousand, rising from $12.2 million in the second quarter of 2009 to $12.7 million in the second quarter of 2010. This improvement was due to an increase in net interest margin from 3.17% in the second quarter of 2009 to 3.25% in the second quarter of 2010, coupled with 2.2% growth in average earning assets over the same period. Net interest margin benefited from a significant decline in funding costs as rates on total interest-bearing liabilities fell from 2.50% for the quarter ended June 30, 2009 to 1.97% for the quarter ended June 30, 2010. The Company’s interest rate swap on prime-indexed commercial loans, which expired in October 2009, increased interest income by $1.1 million in the second quarter of 2009, representing a benefit to net interest margin of 0.28% in that quarter. Since the swap expired in 2009, the Company received no benefit in the second quarter of 2010.

Year-to-date net interest income increased by $2.9 million, rising from $22.3 million in the first half of 2009 to $25.3 million in the first half of 2010. This improvement was due to an increase in net interest margin from 2.95% in the first half of 2009 to 3.23% in the first half of 2010, coupled with 3.2% growth in average earning assets over the same period. The interest rate swap contributed $2.3 million to interest income in the first half of 2009, representing a benefit to net interest margin of 0.29% in that period.

A significant increase in loans placed on nonaccrual status negatively affected net interest income during the first half of 2010. When loans are placed on nonaccrual status, any accrued but unpaid interest is immediately reversed and has a direct impact on net interest income and net interest margin. Reversal of accrued interest on loans placed on nonaccrual reduced net interest income by approximately $679 thousand and $164 thousand for the quarters ended June 30, 2010 and 2009, respectively, representing a negative impact to net interest margin of 0.17% and 0.04%, respectively. Reversal of accrued interest reduced net interest income by approximately $1.4 million and $614 thousand for the six months ended June 30, 2010 and 2009, respectively, representing a negative impact to net interest margin of 0.17% and 0.08%, respectively.

Provision for Loan Losses and Asset Quality

Provision for loan losses for the quarter ended June 30, 2010 totaled $20.0 million, a significant increase from $1.7 million for the quarter ended June 30, 2009. The increase in the loan loss provision was primarily due to difficult economic conditions and troubled real estate markets which resulted in continued rising levels of nonperforming assets and impaired loans. Additionally, higher default and charge-off rates as well as downgrades to the credit ratings of certain loans in the portfolio increased general reserves applied to performing loan groupings. Further, declining real estate values contributed to higher levels of charge-offs on impaired loans. Net charge-offs increased from $1.6 million, or 0.49% of average loans, in the second quarter of 2009 to $13.4 million, or 3.91% of average loans, in the second quarter of 2010.

Provision for loan losses totaled $31.8 million for the first half of 2010, an increase from $7.7 million for the first half of 2009. Net charge-offs increased from $3.9 million, or 0.61% of average loans, in the first half of 2009 to $22.1 million, or 3.19% of average loans, in the first half of 2010.

Nonperforming assets, which include loans on nonaccrual and other real estate, increased to 5.37% of total assets as of June 30, 2010 compared to 2.90% as of December 31, 2009 and 1.40% as of June 30, 2009. Nonperforming assets and restructured loans increased to 5.76% of total assets as of June 30, 2010 compared to 4.87% as of December 31, 2009 and 2.27% as of June 30, 2009. Loans past due more than 30 days, excluding nonperforming loans, increased to 0.72% of total loans as of June 30, 2010 compared to 0.67% as of December 31, 2009 and 0.43% as of June 30, 2009.

As a result of deteriorating credit quality, the Company increased the allowance for loan losses to 2.65% of total loans as of June 30, 2010 compared to 1.88% as of December 31, 2009 and 1.44% as of June 30, 2009. The allowance for loan losses was 48% of nonperforming loans as of June 30, 2010, which was a decline from 66% as of December 31, 2009 and 100% as of June 30, 2009. The allowance for loan losses was 295% of nonperforming loans, net of loans charged down to fair value, which was a significant increase from 115% as of December 31, 2009 and 167% as of June 30, 2009.

Noninterest Income

Noninterest income decreased by $1.2 million, or 33%, declining from $3.7 million in the second quarter of 2009 to $2.5 million in the second quarter of 2010. This decrease was primarily related to a nonrecurring bank-owned life insurance (“BOLI”) gain of $913 thousand recorded in the quarter ended June 30, 2009. Also contributing to the noninterest income decrease, the Company realized net gains from sales of certain debt securities totaling $69 thousand in the second quarter of 2010 compared with net gains of $336 thousand in the same quarter last year. Further, mortgage origination and other loan fees declined by $244 thousand. Partially offsetting the decline in noninterest income was an improvement in bank card service income of $158 thousand from a higher volume of debit card transactions as well as an increase of $135 thousand in brokerage fees from improved sales efforts.

Year-to-date noninterest income decreased by $785 thousand, or 14%, declining from $5.8 million in the first half of 2009 to $5.0 million in the first half of 2010. This decrease was primarily related to the nonrecurring BOLI gain in the first half of 2009. Mortgage origination and other loan fees declined by $444 thousand, which also contributed to the noninterest income decrease. Partially offsetting the decline in noninterest income was an increase in net gains on investment securities which totaled $397 thousand in the first half of 2010 compared with $16 thousand in the first half of 2009.

Noninterest Expense

Noninterest expense decreased $85 thousand, or 1%, declining from $12.5 million in the second quarter of 2009 to $12.4 million in the second quarter of 2010. This decrease was due in part to a $537 thousand decline in salaries and employee benefits from the suspension of the Company’s 401(k) match in mid-2009 and higher deferred loan costs, which reduce expense. FDIC deposit insurance expense decreased by $528 thousand primarily due to the FDIC’s special assessment on all insured depository institutions in the second quarter of last year. Further, directors’ fees decreased by $183 thousand primarily due to acceleration of benefit payments on a retirement plan upon the death of a former director and in part due the board reduction late in 2009. Partially offsetting the decrease in noninterest expense was an increase of $376 thousand in advertising and public relations expense due in part from radio and television ads promoting the Company’s special financing programs. Other real estate losses and loan-related costs increased $310 thousand as higher loan workout, appraisal and foreclosure costs were incurred. Professional fees increased $250 thousand primarily due to higher legal costs. Other noninterest expense increased $232 thousand in part from a loss incurred upon the repurchase of a previously sold mortgage loan and from higher reserve levels for unfunded lending commitments.

Year-to-date noninterest expense increased $941 thousand, or 4%, rising from $24.0 million in the first half of 2009 to $25.0 million in the first half of 2010. This increase was primarily due to $1.5 million in higher other real estate and loan-related costs, of which $949 thousand was related to valuation adjustments to and losses on the sale of other real estate with the remaining increase representing higher loan workout, appraisal and foreclosure costs. Advertising and public relations expense increased $483 thousand in part from ads promoting the Company’s special financing programs. Partially offsetting the increase in noninterest expense was a decrease of $1.1 million in salaries and employee benefits from the suspension of the Company’s 401(k) match and higher deferred loan costs.

Income Taxes

Income tax benefits recorded in both the three and six-month periods ended June 30, 2010 were primarily impacted by net losses before income taxes and were partially offset by a valuation allowance of $3.3 million recorded against deferred income taxes in the second quarter of 2010.

Balance Sheet

Loan balances declined by $39.2 million in the first half of 2010 due in part to net charge-offs in the period as well as net principal paydowns on outstanding loans. The declining loan portfolio reflects an effort by the Company to de-leverage its balance sheet to preserve capital and reduce its exposure to certain sectors of the commercial real estate market. Total investment securities decreased by $16.7 million over the same period as management has continued to sell certain municipal bonds to reduce the duration of its fixed income portfolio and to mitigate its exposure to a future rising interest rate environment. The Company’s portfolio has also experienced higher levels of paydowns on U.S. government sponsored mortgage-backed securities. Total deposits declined by $7.2 million in the first half of 2010. Checking accounts and time deposits increased by $10.8 million and $16.1 million, respectively, during the six months ended June 30, 2010 while money market accounts decreased by $36.3 million in the same period.

***

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.7 billion in total assets, offers a broad range of financial services. Capital Bank operates 32 banking offices in Asheville (4), Burlington (3), Cary (2), Clayton, Fayetteville (4), Graham, Hickory, Holly Springs, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website is http://www.capitalbank-us.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the management of our growth, the risks associated with Capital Bank’s loan portfolio, local economic conditions affecting retail and commercial real estate, competition within the industry, dependence on key personnel, government regulation and the risks associated with possible or completed acquisitions. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

###

CAPITAL BANK CORPORATION
Quarterly Results
	2010		2009
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands)

Interest income	$19,794	$20,066	$20,863	$21,858	$20,755
Interest expense	7,050	7,516	7,885	8,303	8,591
Net interest income	12,744	12,550	12,978	13,555	12,164
Provision for loan losses	20,037	11,734	11,822	3,564	1,692
Net interest income (loss) after provision for loan losses	(7,293)	816	1,156	9,991	10,472
Noninterest income	2,514	2,531	1,830	2,507	3,724
Noninterest expense	12,380	12,590	14,683	11,098	12,465
Net income (loss) before taxes	(17,159)	(9,243)	(11,697)	1,400	1,731
Income tax expense (benefit)	(3,576)	(3,909)	(4,452)	(2,143)	382
Net income (loss)	$(13,583)	$(5,334)	$(7,245)	$3,543	$1,349
Dividends and accretion on preferred stock	589	589	588	590	587
Net income (loss) attributable to common shareholders	$(14,172)	$(5,923)	$(7,833)	$2,953	$762

End of Period Balances
	2010		2009
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands)

Total assets	$1,694,336	$1,739,857	$1,734,668	$1,734,950	$1,695,342
Total earning assets	1,602,891	1,639,864	1,640,305	1,634,119	1,615,164
Cash and cash equivalents	41,417	53,341	29,513	52,694	72,694
Investment securities	228,812	232,780	245,492	262,499	268,224
Loans	1,351,101	1,376,085	1,390,302	1,357,243	1,293,340
Allowance for loan losses	35,762	29,160	26,081	19,511	18,602
Intangible assets	2,241	2,475	2,711	2,995	3,282
Deposits	1,370,777	1,380,539	1,377,965	1,385,250	1,380,842
Borrowings	153,000	172,000	167,000	147,000	117,000
Subordinated debentures	34,323	34,323	30,930	30,930	30,930
Shareholders’ equity	125,479	138,792	139,785	149,525	143,306
Tangible common equity	81,959	95,038	95,795	105,251	98,745

Average Quarterly Balances
	2010		2009
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands)

Total assets	$1,719,240	$1,732,940	$1,736,421	$1,705,290	$1,665,387
Total earning assets	1,623,279	1,639,214	1,648,872	1,632,707	1,588,502
Investment securities	230,138	231,916	254,383	265,976	279,607
Loans	1,373,613	1,393,169	1,384,285	1,330,199	1,285,571
Deposits	1,382,527	1,374,520	1,379,554	1,375,931	1,324,507
Borrowings	153,264	170,956	155,989	130,098	140,682
Subordinated debentures	34,323	31,232	30,930	30,930	30,930
Shareholders’ equity	136,949	140,907	150,007	145,487	145,216

CAPITAL BANK CORPORATION
Nonperforming Assets
	2010		2009
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands)

Nonperforming loans:
Commercial real estate	$61,181	$44,086	$25,593	$14,991	$12,888
Consumer real estate	4,742	3,809	3,330	2,235	2,566
Commercial owner occupied	4,854	6,085	6,607	710	1,997
Commercial and industrial	3,311	4,217	3,974	586	1,060
Consumer	7	8	8	–	19
Other loans	781	–	–	–	–
Total nonperforming loans	74,876	58,205	39,512	18,522	18,530
Other real estate	16,088	15,635	10,732	8,441	5,170
Total nonperforming assets	90,964	73,840	50,244	26,963	23,700
Performing restructured loans	6,570	24,814	34,177	29,040	14,715
Total nonperforming assets and restructured loans	$97,534	$98,654	$84,421	$56,003	$38,415

Other Financial Data and Ratios
	2010		2009
	June 30	March 31	December 31	September 30	June 30

Per Share Data
Net income (loss) – basic and diluted	$(1.09)	$(0.49)	$(0.68)	$0.26	$0.07
Book value	6.54	7.57	8.68	9.58	9.03
Tangible book value	6.36	7.38	8.44	9.31	8.74

Common shares outstanding	12,880,954	12,881,354	11,348,117	11,300,369	11,300,369
Average shares outstanding	13,021,208	12,014,430	11,528,693	11,469,064	11,447,619

Net Interest Margin 1
Yield on earning assets	4.99%	5.08%	5.15%	5.43%	5.34%
Cost of interest-bearing liabilities	1.97	2.10	2.18	2.33	2.50
Net interest spread	3.02	2.98	2.96	3.10	2.84
Net interest margin	3.25	3.22	3.25	3.41	3.17

Asset Quality Ratios
Nonperforming loans to total loans	5.54%	4.23%	2.84%	1.36%	1.43%
Nonperforming assets to total assets	5.37	4.24	2.90	1.55	1.40
Nonperforming assets and restructured loans to total assets	5.76	5.67	4.87	3.23	2.27
Allowance for loan losses to total loans	2.65	2.12	1.88	1.44	1.44
Allowance to nonperforming loans	48	50	66	105	100
Allowance to nonperforming loans, net of loans charged down to fair value	295	132	115	182	167
Net charge-offs to average loans	3.91	2.48	1.52	0.80	0.49
Past due loans, excluding nonperforming loans, to total loans	0.72	1.24	0.67	1.20	0.43

CAPITAL BANK CORPORATION
Other Financial Data and Ratios – Continued
	2010		2009
	June 30	March 31	December 31	September 30	June 30

Capital Ratios
Tangible equity to tangible assets	7.28%	7.85%	7.91%	8.46%	8.28%
Tangible common equity to tangible assets	4.84	5.47	5.53	6.08	5.84
Average shareholders’ equity to average total assets	7.97	8.13	8.64	8.53	8.72
Tier 1 leverage 2	7.75	8.80	8.94	9.87	9.94
Tier 1 risk-based capital 2	9.09	10.24	10.16	11.17	11.52
Total risk-based capital 2	10.59	11.73	11.41	12.42	12.77

1	Annualized and on a fully taxable equivalent basis.
2	Regulatory capital ratios as of June 30, 2010 are preliminary and subject to change pending filing of regulatory financial reports.

Supplemental Loan Portfolio Analysis
	As of June 30, 2010
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding	Allowance for Loan Losses	Allowance to Loans Outstanding	YTD Net Charge-offs	YTD Net Charge-offs to Average Loans
(Dollars in thousands)

Commercial RE:
Residential C&D	$225,974	$44,265	19.59%	$8,072	3.57%	$13,540	11.07%
Commercial C&D	245,323	11,981	4.88	5,724	2.33	1,426	1.31
Other commercial RE	211,234	4,935	2.34	3,704	1.75	263	0.23
Total commercial RE	682,531	61,181	8.96	17,500	2.56	15,229	4.41
Consumer RE:
Residential mortgages	169,983	4,557	2.68	2,934	1.73	1,972	2.35
Home equity lines	93,717	185	0.20	750	0.80	286	0.60
Total consumer RE	263,700	4,742	1.80	3,684	1.40	2,258	1.72
Commercial owner occupied RE	180,904	4,854	2.68	3,843	2.12	1,886	2.01
Commercial and industrial	175,247	3,311	1.89	9,949	5.68	2,325	2.59
Consumer	6,962	7	0.10	551	7.91	183	4.40
Other loans	41,757	781	1.87	235	0.56	209	1.00
Total	$1,351,101	$74,876	5.54%	$35,762	2.65%	$22,090	3.19%

Supplemental Commercial Real Estate Analysis
Residential Construction & Development Loan Analysis by Type

	As of June 30, 2010
	Residential Land / Development	Residential Construction	Total
(Dollars in thousands)

Loans outstanding	$134,298	$91,676	$225,974
Nonaccrual loans	40,565	3,700	44,265
Allowance for loan losses	4,825	3,247	8,072
YTD net charge-offs	10,557	2,983	13,540

Loans outstanding to total loans	9.94%	6.79%	16.73%
Nonaccrual loans to loans in category	30.21	4.04	19.59
Allowance to loans in category	3.59	3.54	3.57
YTD net charge-offs to average loans in category (annualized)	14.22	6.20	11.07

CAPITAL BANK CORPORATION
Supplemental Commercial Real Estate Analysis – Continued
Residential Construction & Development Loan Analysis by Region

	As of June 30, 2010
	Loans Outstanding	Percent of Total Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding	Allowance for Loan Losses	Allowance to Loans Outstanding
(Dollars in thousands)

Triangle	$162,417	71.88%	$35,738	22.00%	$5,529	3.40%
Sandhills	28,430	12.58	1,110	3.90	1,029	3.62
Triad	5,201	2.30	–	–	277	5.33
Western	29,926	13.24	7,417	24.78	1,237	4.13
Total	$225,974	100.00%	$44,265	19.59%	$8,072	3.57%

Commercial Construction & Development and Other CRE Loan Analysis by Type

	As of June 30, 2010
	Commercial Land / Development	Commercial Construction	Multifamily	Commercial Non-Owner Occupied RE	Total
(Dollars in thousands)

Loans outstanding	$150,995	$94,328	$40,808	$170,426	$456,557
Nonaccrual loans	11,981	–	–	4,935	16,916
Allowance for loan losses	3,725	1,999	564	3,140	9,428
YTD net charge-offs	1,426	–	15	248	1,689

Loans outstanding to total loans	11.18%	6.98%	3.02%	12.61%	33.79%
Nonaccrual loans to loans in category	7.93	–	–	2.90	3.71
Allowance to loans in category	2.47	2.12	1.38	1.84	2.07
YTD net charge-offs to average loans in category (annualized)	2.04	–	0.07	0.27	0.76

Commercial Construction & Development and Other CRE Loan Analysis by Region

	As of June 30, 2010
	Loans Outstanding	Percent of Total Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding	Allowance for Loan Losses	Allowance to Loans Outstanding
(Dollars in thousands)

Triangle	$294,328	64.47%	$15,821	5.38%	$5,877	2.00%
Sandhills	68,321	14.97	610	0.89	1,917	2.81
Triad	38,553	8.44	280	0.73	757	1.96
Western	55,355	12.12	205	0.37	877	1.58
Total	$456,557	100.00%	$16,916	3.71%	$9,428	2.07%

CAPITAL BANK CORPORATION
CONSOLIDATED BALANCE SHEETS
June 30, 2010 and December 31, 2009
	June 30, 2010	December 31, 2009
(Dollars in thousands)

Assets
Cash and cash equivalents:
Cash and due from banks	$20,332	$25,002
Interest-bearing deposits with banks	21,085	4,511
Total cash and cash equivalents	41,417	29,513
Investment securities:
Investment securities – available for sale, at fair value	217,243	235,426
Investment securities – held to maturity, at amortized cost	3,082	3,676
Other investments	8,487	6,390
Total investment securities	228,812	245,492
Mortgage loans held for sale	1,893	–
Loans:
Loans – net of unearned income and deferred fees	1,351,101	1,390,302
Allowance for loan losses	(35,762)	(26,081)
Net loans	1,315,339	1,364,221
Premises and equipment, net	24,128	23,756
Bank-owned life insurance	23,264	22,746
Core deposit intangible, net	2,241	2,711
Deferred income tax	18,702	12,096
Accrued interest receivable	5,766	6,590
Other assets	32,774	27,543
Total assets	$1,694,336	$1,734,668

Liabilities
Deposits:
Demand, noninterest checking	$130,768	$141,069
NOW accounts	196,171	175,084
Money market deposit accounts	147,815	184,146
Savings accounts	31,229	28,958
Time deposits	864,794	848,708
Total deposits	1,370,777	1,377,965
Repurchase agreements and federal funds purchased	–	6,543
Borrowings	153,000	167,000
Subordinated debentures	34,323	30,930
Other liabilities	10,757	12,445
Total liabilities	1,568,857	1,594,883

Shareholders’ Equity
Preferred stock, $1,000 par value; 100,000 shares authorized; 41,279 shares issued and outstanding (liquidation preference of $41,279)	40,273	40,127
Common stock, no par value; 50,000,000 shares authorized; 12,880,954 and 11,348,117 shares issued and outstanding	145,297	139,909
Accumulated deficit	(64,301)	(44,206)
Accumulated other comprehensive income	4,210	3,955
Total shareholders’ equity	125,479	139,785
Total liabilities and shareholders’ equity	$1,694,336	$1,734,668

CAPITAL BANK CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2010 and 2009

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
(Dollars in thousands except per share data)

Interest income:
Loans and loan fees	$17,312	$17,412	$34,723	$33,504
Investment securities:
Taxable interest income	1,971	2,561	3,997	5,360
Tax-exempt interest income	483	763	1,084	1,527
Dividends	18	13	36	13
Federal funds and other interest income	10	6	20	16
Total interest income	19,794	20,755	39,860	40,420
Interest expense:
Deposits	5,604	7,033	11,755	14,799
Borrowings and repurchase agreements	1,446	1,558	2,811	3,276
Total interest expense	7,050	8,591	14,566	18,075
Net interest income	12,744	12,164	25,294	22,345
Provision for loan losses	20,037	1,692	31,771	7,678
Net interest income (loss) after provision for loan losses	(7,293)	10,472	(6,477)	14,667
Noninterest income:
Service charges and other fees	854	959	1,722	1,911
Bank card services	543	385	958	724
Mortgage origination and other loan fees	339	583	666	1,110
Brokerage fees	285	150	472	313
Bank-owned life insurance	255	1,165	494	1,423
Net gain on investment securities	69	336	397	16
Other	169	146	336	333
Total noninterest income	2,514	3,724	5,045	5,830
Noninterest expense:
Salaries and employee benefits	5,319	5,856	10,719	11,817
Occupancy	1,456	1,348	2,958	2,721
Furniture and equipment	700	739	1,445	1,569
Data processing and telecommunications	525	573	1,042	1,204
Advertising and public relations	599	223	1,029	546
Office expenses	288	322	620	657
Professional fees	684	434	1,159	813
Business development and travel	307	247	574	575
Amortization of deposit premiums	235	287	470	575
Other real estate losses and other loan-related losses	708	398	2,025	568
Directors’ fees	294	477	592	836
FDIC deposit insurance	651	1,179	1,316	1,408
Other	614	382	1,021	740
Total noninterest expense	12,380	12,465	24,970	24,029
Net income (loss) before income taxes	(17,159)	1,731	(26,402)	(3,532)
Income tax expense (benefit)	(3,576)	382	(7,485)	(418)
Net income (loss)	$(13,583)	$1,349	$(18,917)	$(3,114)
Dividends and accretion on preferred stock	589	587	1,178	1,174
Net income (loss) attributable to common shareholders	$(14,172)	$762	$(20,095)	$(4,288)

Net income (loss) per common share – basic	$(1.09)	$0.07	$(1.60)	$(0.38)
Net income (loss) per common share – diluted	$(1.09)	$0.07	$(1.60)	$(0.38)

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Three Months Ended June 30, 2010, March 31, 2010 and June 30, 2009
Tax Equivalent Basis 1

	June 30, 2010			March 31, 2010			June 30, 2009
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans 2:
Commercial	$1,158,238	$14,825	5.13%	$1,187,760	$15,089	5.15%	$1,115,003	$15,244	5.48%
Consumer	215,375	2,640	4.92	205,409	2,473	4.88	170,568	2,168	5.10
Total loans	1,373,613	17,465	5.10	1,393,169	17,562	5.11	1,285,571	17,412	5.43
Investment securities 3	224,366	2,722	4.85	225,819	2,956	5.24	278,033	3,731	5.37
Interest-bearing deposits	25,300	10	0.16	20,226	10	0.20	24,898	6	0.10
Total interest-earning assets	1,623,279	$20,197	4.99%	1,639,214	$20,528	5.08%	1,588,502	$21,149	5.34%
Cash and due from banks	17,819			19,450			15,294
Other assets	111,383			102,321			80,296
Allowance for loan losses	(33,241)			(28,045)			(18,705)
Total assets	$1,719,240			$1,732,940			$1,665,387

Liabilities and Equity
Savings accounts	$30,721	$10	0.13%	$28,992	$10	0.14%	$29,609	$13	0.18%
Interest-bearing demand deposits	326,706	648	0.80	342,048	886	1.05	368,132	1,152	1.26
Time deposits	891,645	4,946	2.22	871,507	5,255	2.45	796,306	5,868	2.96
Total interest-bearing deposits	1,249,072	5,604	1.80	1,242,547	6,151	2.01	1,194,047	7,033	2.36
Borrowed funds	153,264	1,146	3.00	170,956	1,145	2.72	140,682	1,273	3.63
Subordinated debt	34,323	298	3.48	31,232	218	2.83	30,930	278	3.61
Repurchase agreements	1,590	2	0.50	4,667	2	0.17	12,010	7	0.23
Total interest-bearing liabilities	1,438,249	$7,050	1.97%	1,449,402	$7,516	2.10%	1,377,669	$8,591	2.50%
Noninterest-bearing deposits	133,455			131,973			130,460
Other liabilities	10,587			10,658			12,042
Total liabilities	1,582,291			1,592,033			1,520,171
Shareholders’ equity	136,949			140,907			145,216
Total liabilities and shareholders’ equity	$1,719,240			$1,732,940			$1,665,387

Net interest spread 4			3.02%			2.98%			2.84%
Tax equivalent adjustment		$403			$462			$394
Net interest income and net interest margin 5		$13,147	3.25%		$13,012	3.22%		$12,558	3.17%

1	The tax equivalent basis is computed using a federal tax rate of 34%.
2	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
3	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
4	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
5	Net interest margin represents net interest income divided by average interest-earning assets.

Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Six Months Ended June 30, 2010 and 2009
Tax Equivalent Basis 1

	June 30, 2010			June 30, 2009
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans 2:
Commercial	$1,172,917	$29,914	5.14%	$1,105,457	$29,185	5.32%
Consumer	210,420	5,113	4.90	170,103	4,319	5.12
Total loans	1,383,337	35,027	5.11	1,275,560	33,504	5.30
Investment securities 3	225,088	5,678	5.05	283,327	7,688	5.43
Interest-bearing deposits	22,777	20	0.18	22,413	16	0.14
Total interest-earnings assets	1,631,202	$40,725	5.03%	1,581,300	$41,208	5.26%
Cash and due from banks	18,630			18,686
Other assets	106,877			79,559
Allowance for loan losses	(30,658)			(16,952)
Total assets	$1,726,051			$1,662,593

Liabilities and Equity
Savings accounts	$29,861	$20	0.14%	$29,204	$26	0.18%
Interest-bearing demand deposits	334,334	1,534	0.93	360,738	2,355	1.32
Time deposits	881,632	10,201	2.33	798,580	12,418	3.14
Total interest-bearing deposits	1,245,827	11,755	1.90	1,188,522	14,799	2.51
Borrowed funds	162,061	2,290	2.85	143,442	2,663	3.74
Subordinated debt	32,786	516	3.17	30,930	599	3.91
Repurchase agreements	3,120	5	0.32	12,924	14	0.22
Total interest-bearing liabilities	1,443,794	$14,566	2.03%	1,375,818	$18,075	2.65%
Noninterest-bearing deposits	132,718			127,692
Other liabilities	10,622			11,844
Total liabilities	1,587,134			1,515,354
Shareholders’ equity	138,917			147,239
Total liabilities and shareholders’ equity	$1,726,051			$1,662,593

Net interest spread 4			3.00%			2.61%
Tax equivalent adjustment		$865			$788
Net interest income and net interest margin 5		$26,159	3.23%		$23,133	2.95%

1	The tax equivalent basis is computed using a tax rate of 34%.
2	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
3	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
4	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
5	Net interest margin represents net interest income divided by average interest-earning assets.